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                                                                    Exhibit 21.1

Subsidiaries of Juno Online Services, Inc.

Subsidiary                                         Jurisdiction of Incorporation
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Juno Internet Services, Inc.                       Delaware

Juno Online Services Development Private Ltd.      India